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[WHYTE HIRSCHBOECK DUDEK S.C. LETTERHEAD]


RICHARD W. SILVERTHORN
DIRECT DIAL (414) 274-3966
RWS@WHDLAW.COM



                                  May 26, 2000




Koss Corporation
4129 North Port Washington Avenue
Milwaukee, WI 53212

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Koss Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration of its offering to its key executive employees of up to 323,030 additional shares of its $0.01 par value common stock (the "Common Stock") pursuant to the Koss Corporation 1990 Flexible Incentive Plan (the "Plan").

In such capacity, we have examined, among other documents, the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, and the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the offering of the Company's Common Stock pursuant to the Plan. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the shares of Common Stock to be offered under the Plan have been duly authorized under the Certificate of Incorporation of the Company and the laws of the State of Delaware. When issued and paid for in accordance with the description set forth in the Registration Statement and the Plan, the Common Stock will be validly issued, fully-paid, and non-assessable, except as set forth in Wisconsin Statutes Section 180.0622(2)(b) as judicially interpreted.


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WHYTE                                                          Koss Corporation
HIRSCHBOECK                                                    May 26, 2000
DUDEK S.C.                                                               Page 2
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         We have prepared this letter as attorneys admitted to practice law in the State of Wisconsin and do not purport to be experts on Delaware law, nor have we obtained an opinion of local counsel in the State of Delaware. The opinion expressed herein is based upon an examination of (a) the statutes of the State of Delaware as reported in standard compilations available to us, (b) the Certificate of Incorporation of the Company, as amended, (c) the By-Laws of the Company, as amended, (d) the Registration Statement on Form S-8, and (e) our investigation.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Act.

                                                 Whyte Hirschboeck Dudek S.C.




                                                 By:/s/ Richard W. Silverthorn
                                                    ---------------------------
                                                        Richard W. Silverthorn


RWS:ss